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                                  EXHIBIT 99.1

NEWS BULLETIN                                     HARDINGE INC.
    FROM:                                     RE: ONE HARDINGE DRIVE
                                                  ELMIRA, NY  14902
                                                  (NASDAQ: HDNG)



THE FINANCIAL RELATIONS BOARD
-----------------------------
       BSMG WORLDWIDE
--------------------------------------------------------------------------------
AT THE COMPANY:       AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
Richard L. Simons     Kerry Thalheim      John McNamara       David Closs
    EXEC VP & CFO     General Inquiries   Analyst Inquiries   Media Inquiries
    -------------     (212) 661-8030      (212) 661-8030      (212) 661-8030
(607) 734-2281        Ext. 3052           Ext. 3027           Ext. 3047


FOR IMMEDIATE RELEASE
MONDAY, JUNE 11, 2001

                         HARDINGE ANNOUNCES REDUCTION IN
                            NORTH AMERICAN WORKFORCE

                           REAFFIRMS GUIDANCE FOR 2001

ELMIRA, N.Y., JUNE 11, 2001 -- Hardinge Inc. (NASDAQ: HDNG), a leading producer of advanced material-cutting solutions, today announced that the Company has implemented a 15% reduction in its North American workforce to better align resources to current market conditions. The layoffs, which are effective immediately, have been structured to ensure continued fulfillment of Hardinge's commitment to customer service and support and to new product development.

J. Patrick Ervin, President and Chief Executive Officer, commented, "Unfortunately, today's action impacts approximately 100 employees and they are of paramount concern to us. As the Association of Manufacturing Technology has recently reported, US machine tool sales are approximately 30%



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below the already very depressed level of the first quarter of 2000. While we continue to expect that our North American sales will benefit in the second half of 2001 from higher shipments of new products, we have not yet seen any clear signs of improved economic conditions. Hardinge has a long history of maintaining profitability during all market conditions, and has done so for over 50 years. Today's actions are a part of our continuing program to become a leaner company, which has already eliminated positions at all levels, including executive. As difficult as they are, these changes allow us to protect the Company's strong financial position. However, it is important to note that if business conditions start to improve, and do so more sharply than now seems probable, we are prepared to respond quickly.

Mr. Ervin went on to say, "Our geographic and product diversification continues to be very successful, with European and Asian sales now almost half of Hardinge revenues and still growing. During these difficult U.S. market conditions, our long-term global expansion beyond our traditional markets, and our clear focus on introducing effective new products, have proven increasingly important. For example, the strong performance of our grinding businesses is an increasing contributor to our results. Largely due to these strategies, we are able to reaffirm our previous guidance for the second quarter of 2001, which is $0.20 to $0.23 per basic and diluted share, and for the full year, which is $.90 to $1.00 per basic and diluted share, although we now expect results will more likely be closer to the bottom of those ranges." concluded Mr. Ervin.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines, electrical discharge machines and other industrial products. The Company's common stock trades on NASDAQ under the symbol "HDNG." For more information, please visit the Company's website at www.hardinge.com.
                                                   ----------------

    To receive additional information on Hardinge Inc., via fax at no charge, dial 1-800-PRO-INFO and enter code HDNG.


THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL



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REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF
MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS
FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.

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